Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-4 of our report dated May 7, 2021, relating to the financial statements of Spring Valley Acquisition Corp., which is contained in that Prospectus. We also consent the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 21, 2021